SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       Rockwell International Corporation
             (Exact name of registrant as specified in its charter)

                 Delaware                            25-1797617
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)          Identification Number)


            777 East Wisconsin Avenue
                Suite 1400
            Milwaukee, Wisconsin                      53202
             (Address of Principal                  (Zip Code)
               Executive Offices)


                       Rockwell International Corporation
                         2000 Long-Term Incentives Plan
                            (Full title of the plan)


                           WILLIAM J. CALISE, JR. ESQ.
              Senior Vice President, General Counsel and Secretary
                       Rockwell International Corporation
                      777 East Wisconsin Avenue, Suite 1400
                           Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (414) 212-5200
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

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

                                                      CALCULATION OF REGISTRATION FEE

 ================================ ================= ===================== ===================== =====================
                                       Amount         Proposed maximum      Proposed maximum         Amount of

       Title of Securities             to be           offering price          aggregate            registration
        to be registered           registered(1)        per share(2)       offering price(2)            fee
 -------------------------------- ----------------- --------------------- --------------------- ---------------------
 Common Stock, par value $1 per
 share (including the
 associated Preferred Share          16,000,000            $40.50             $648,000,000            $171,072
 Purchase Rights)                      shares
 ================================ ================= ===================== ===================== =====================

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's common stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange Composite Transactions on May 30, 2000 of $40.50.

         Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act, the prospectus that is part of this registration statement will be used in connection with the offer and sale of Common Stock of the Registrant previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-17055).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file (File No. 1-12383) with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K of Rockwell International Corporation ("Rockwell") for the year ended September 30, 1999.

         (b) Quarterly Report on Form 10-Q of Rockwell for the quarter ended December 31, 1999.

         (c) Quarterly Report on Form 10-Q of Rockwell for the quarter ended March 31, 2000.

         (d) The description of Rockwell's Common Stock, par value $1 per share, and Rockwell's Preferred Share Purchase Rights, which is incorporated in Rockwell's Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption "Description of New Rockwell Capital Stock" on pages 105-115 of Rockwell's Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell's Registration Statement on Form S-4 (Registration No. 333-14969).

         All documents subsequently filed by Rockwell pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

         This Item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

         William J. Calise, Jr., Esq., who has passed upon the legality of any newly issued shares of Common Stock of Rockwell covered by this registration statement, is Senior Vice President, General Counsel and Secretary of Rockwell.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors to a corporation or its shareholders for breach of their fiduciary duty of care, subject to certain limitations (8 Del. G.C.L. sec. 102(b)(7)) and also provides for indemnification of directors, officers, employees and agents subject to certain limitations (8 Del. G.C.L. sec. 145).

         The last paragraph of Article Seventh of Rockwell's Restated Certificate of Incorporation, as amended, eliminates monetary liability of directors to Rockwell and its shareowners for breach of fiduciary duty as directors to the extent permitted by Delaware law.

         Section 13 of Article III of the By-Laws of Rockwell and the appendix thereto entitled Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the By-Laws provide, in substance, for the indemnification of directors, officers, employees and agents of Rockwell to the extent permitted by Delaware law.

         Rockwell's   directors  and  officers  are  insured   against   certain
liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         In addition, Rockwell and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which Rockwell or such persons may be required to make in respect thereof.

Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

         4-a      -- Restated  Certificate of Incorporation  of Rockwell,  as
                     amended, filed as Exhibit 3-a-1 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1996, is hereby incorporated by reference.

         4-b     --  By-Laws  of  Rockwell,   filed  as  Exhibit   3-b-2  to
                     Rockwell's  Annual  Report on Form 10-K for the year  ended
                     September 30, 1998, are hereby incorporated by reference.

         4-c     --  Rights Agreement dated as of November 30, 1996 between
                     Rockwell and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4-c to Registration
                     Statement No. 333-17031, is hereby incorporated by reference.

         4-d-1   --  Copy of the  Rockwell  International  Corporation  2000
                     Long-Term Incentives Plan effective as of December 1, 1999, included as Exhibit A to Rockwell's Proxy Statement for its 2000 Annual Meeting of Shareowners, is hereby incorporated by reference.

         4-d-2  --   Forms of Stock Option Agreement under Rockwell's 2000
                     Long-Term Incentives Plan.

         4-d-3  --   Form of Restricted Stock Agreement under Rockwell's 2000
                     Long-Term Incentives Plan.

         5      --   Opinion of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, as to the legality of any newly issued shares of Common Stock of Rockwell covered by this registration statement.

         23-a   --   Consent of Deloitte & Touche LLP, independent auditors.

         23-b   --   Consent of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, contained in his opinion filed as Exhibit 5 to this registration statement.

         23-c   --   Consent of Chadbourne & Parke LLP.

         24-a   --   Power of Attorney  authorizing  certain  persons to sign
                     this registration statement on behalf of certain directors and officers of Rockwell, filed as Exhibit 24 to Rockwell's
                     Annual Report on Form 10-K for the year ended September 30,
                     1999, is hereby incorporated by reference.

         24-b   --   Power of Attorney  authorizing  certain  persons to sign
                     this registration statement on behalf of Betty C. Alewine, a director of Rockwell.

Item 9.  Undertakings.

A.  Rockwell hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective  amendment to this registration statement:
         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by Rockwell pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of Rockwell's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rockwell pursuant to the foregoing provisions, or otherwise, Rockwell has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Rockwell of expenses incurred or paid by a director, officer or controlling person of Rockwell in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rockwell will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 2nd day of June, 2000.

                               ROCKWELL INTERNATIONAL CORPORATION

                               By  /s/ William J. Calise, Jr.
                                   --------------------------
                               (William J. Calise, Jr., Senior Vice President,
                                       General Counsel and Secretary)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 2nd day of June, 2000 by the following persons in the capacities indicated:

             Signature                           Title
             ---------                           -----
         DON H. DAVIS, JR.*                  Chairman of the Board and
                                              Chief Executive Officer
                                              (principal executive officer)

         BETTY C. ALEWINE*                   Director

         GEORGE L. ARGYROS*                  Director

         DONALD R. BEALL*                    Director

         WILLIAM H. GRAY, III*               Director

         WILLIAM T. MCCORMICK, JR.*          Director

         JOHN D. NICHOLS*                    Director

         BRUCE M. ROCKWELL*                  Director

         ROBERT B. SHAPIRO*                  Director

         JOSEPH F. TOOT, JR.*                Director

         W. MICHAEL BARNES*                  Senior Vice President,
                                              Finance & Planning and
                                              Chief Financial Officer
                                              (principal financial officer)

         WILLIAM E. SANDERS*                 Vice President and Controller
                                             (principal accounting officer)



*  By     /s/ William J. Calise, Jr.
         ------------------------------------------------
         (William J. Calise, Jr., Attorney-in-fact)**

** By authority of the powers of attorney filed herewith.

                                  EXHIBIT INDEX
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

Exhibit
Number                                                                                        Page
-------                                                                                       ------

4-a Restated Certificate of Incorporation of Rockwell, as amended, filed as Exhibit 3-a-1 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1996, is hereby incorporated by reference.

4-b By-Laws of Rockwell, filed as Exhibit 3-b-2 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1998, are hereby incorporated by reference.

4-c              Rights Agreement dated as of November 30, 1996 between Rockwell and
                 ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as
                 Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

4-d-1 Copy of the Rockwell International Corporation 2000 Long-Term Incentives Plan effective as of December 1, 1999, included as Exhibit A to Rockwell's Proxy Statement for its 2000 Annual Meeting of Shareowners, is hereby incorporated by reference.

4-d-2            Forms of Stock Option Agreement under Rockwell's 2000 Long-Term Incentives
                 Plan.

4-d-3            Form of Restricted Stock Agreement under Rockwell's 2000 Long-Term
                 Incentives Plan.

5                Opinion of William J. Calise, Jr., Esq., Senior Vice President, General
                 Counsel and Secretary of Rockwell, as to the legality of any newly issued shares of Common Stock of Rockwell covered by this registration statement.
23-a             Consent of Deloitte & Touche LLP, independent auditors.

23-b             Consent of William J. Calise, Jr., Esq., Senior Vice President, General
                 Counsel and  Secretary  of  Rockwell,  contained in his opinion filed as Exhibit 5 to this registration statement.

23-c             Consent of Chadbourne & Parke LLP.

24-a Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell, filed as Exhibit 24 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1999, is hereby incorporated by reference.

24-b Power of Attorney authorizing certain persons to sign this registration statement on behalf of Betty C. Alewine, a director of Rockwell.


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